UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2018
PepsiCo, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Anderson Hill Road
Purchase, New York 10577
(Address of principal executive offices)
Registrant’s telephone number, including area code: (914) 253-2000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

PepsiCo, Inc. (PepsiCo) is furnishing this Current Report on Form 8-K to aid investors by providing supplemental information related to the retrospective impact of presenting net periodic benefit cost in accordance with revised guidance issued by the Financial Accounting Standards Board (FASB).

As previously disclosed in PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017 (the 2017 Form 10-K), the FASB issued guidance in 2017 that requires companies to retrospectively present the service cost component of net periodic benefit cost for pension and retiree medical plans along with other compensation costs in operating profit and present the other components of net periodic benefit cost separately below operating profit in the income statement. The guidance also allows only the service cost component of net periodic benefit cost to be eligible for capitalization within inventory or fixed assets on a prospective basis. PepsiCo adopted the guidance when it became effective in the first quarter of 2018. PepsiCo also updated its allocation of service costs to its divisions to better approximate actual service cost. The impact from retrospective adoption of this guidance includes a decrease in operating profit of $233 million for the year ended December 30, 2017 and an increase in operating profit of $19 million for the year ended December 31, 2016, primarily impacting selling, general and administrative expenses. See Note 7 to PepsiCo’s consolidated financial statements in the 2017 Form 10-K for additional information.

The changes described above will have no impact on PepsiCo’s consolidated net revenue, net income or earnings per share. The following table shows the (decreases)/increases to operating profit for the respective periods presented below:

	2017(a)					2016(a)
(in millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	Full Year
Frito-Lay North America (FLNA)	$(10)	$(10)	$(9)	$(1)	$(30)	$(47)
Quaker Foods North America (QFNA)	(1)	(1)	(1)	1	(2)	(4)
North America Beverages (NAB)	(4)	(4)	(4)	5	(7)	(12)
Latin America	1	—	3	12	16	17
Europe Sub-Saharan Africa	(6)	(9)	(9)	(14)	(38)	(47)
Asia, Middle East and North Africa	—	—	—	—	—	—
Corporate unallocated	(50)	(47)	(49)	(26)	(172)	112	(b)
Total	$(70)	$(71)	$(69)	$(23)	$(233)	$19

(a)
Results include restructuring charges included in “Items Affecting Comparability” in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the 2017 Form 10-K. PepsiCo’s first quarter 2017 results include restructuring charges of $1 million in corporate unallocated. PepsiCo’s second quarter 2017 results include restructuring charges of $1 million in its NAB segment. PepsiCo’s third quarter 2017 results include restructuring charges of $1 million in its FLNA segment and $1 million in corporate unallocated. PepsiCo’s fourth quarter 2017 results include restructuring charges of $12 million in its FLNA segment, $2 million in its QFNA segment, $10 million in its NAB segment, $7 million in its Latin America segment and $31 million in corporate unallocated. PepsiCo’s 2016 results include restructuring charges of $1 million and $2 million in its FLNA and NAB segments, respectively, and $2 million in corporate unallocated.

(b)
2016 corporate unallocated also reflects a settlement charge of $242 million related to a group annuity contract purchase. See additional unaudited information in “Items Affecting Comparability” in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the 2017 Form 10-K.

This Current Report on Form 8-K does not revise or restate PepsiCo’s previously reported consolidated financial statements for any period and does not amend or modify any disclosure contained in, or reflect events occurring subsequent to the filing of, the 2017 Form 10-K. The impact of the changes described above will be reflected in PepsiCo’s financial statements contained in its subsequent filings with the Securities and Exchange Commission, beginning with the quarter ending March 24, 2018.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date: February 27, 2018	By:	/s/ Cynthia A. Nastanski
	Name:	Cynthia A. Nastanski
	Title:	Senior Vice President, Corporate Law and Deputy Corporate Secretary